Exhibit 99.1

Virtual Radiologic Corp. Announces Second Quarter 2009 Financial Results and Raises Guidance

Reports Second Quarter Revenue up 18 Percent to $30.6 Million and Adjusted EBITDA up 49 Percent to $7.5 Million;

Raises Full Year Guidance to Reflect Strong First Half Results

MINNEAPOLIS--(BUSINESS WIRE)--July 27, 2009--Virtual Radiologic Corp. (NASDAQ: VRAD), a leading global provider of teleradiology services, today reported financial results for its second quarter ended June 30, 2009.

Second Quarter Highlights

  Read volume up 24% to 665,000
  Revenue up 18% to $30.6 million
  Adjusted EBITDA(1) up 49% to $7.5 million and 24% of revenue
  Adjusted net income(2) up 58% to $3.5 million; adjusted diluted earnings per share(3) (EPS) up 62% to $0.21
  GAAP net income of $2.4 million; GAAP diluted EPS of $0.15
  Cash and investments totaled $41.5 million; the Company has no debt

“We are pleased with our continued growth in revenue and profitability during this challenging economic environment,” said Rob Kill, Virtual Radiologic’s president and chief executive officer. “We are raising guidance for the full year of 2009 based on our strong results to date and the confidence we have in our business model to generate continued profitable growth.”

Second Quarter Results

Total revenue increased 18% to $30.6 million for the quarter ended June 30, 2009, compared to $25.9 million for the quarter ended June 30, 2008. The increase in revenue over the second quarter of 2008 resulted primarily from a 16% increase in the number of hospitals and medical facilities served to 1,085 as of June 30, 2009, representing approximately 18% of all hospitals in the United States.

Adjusted EBITDA increased 49% to $7.5 million for the quarter ended June 30, 2009, compared to $5.0 million for the quarter ended June 30, 2008. This increase resulted primarily from the growth in total revenue along with decreases in professional services cash compensation expense and sales, general and administrative expense as a percentage of revenue.

Adjusted net income was $3.5 million for the quarter ended June 30, 2009, compared to $2.2 million for the quarter ended June 30, 2008. This resulted in adjusted diluted EPS of $0.21 for the quarter ended June 30, 2009, compared to $0.13 for the quarter ended June 30, 2008.

GAAP net income was $2.4 million for the quarter ended June 30, 2009, compared to $2.0 million for the quarter ended June 30, 2008, resulting in diluted earnings per share of $0.15 and $0.12, respectively.

2009 Guidance Update

The Company is providing the following updated guidance for the full year of 2009:

  Revenue ranging from $118.0 million to $120.0 million, compared to the previous range of $113.0 million to $117.0 million
  Adjusted EBITDA ranging from $24.0 million to $25.0 million, compared to the previous range of $22.0 million to $23.0 million
  Adjusted net income ranging from $10.3 million to $11.0 million, compared to the previous range of $9.4 million to $10.0 million
  Adjusted diluted earnings per share ranging from $0.63 to $0.67, compared to the previous range of $0.58 to $0.61

Conference Call Information

The Company will be hosting a conference call July 27, 2009 at 4:30 p.m. Eastern Time to discuss these results and provide a general business update. Participants can access the call by dialing (800) 239-9838 (within the United States and Canada), or (913) 981-4900 (outside the United States and Canada). A live webcast of the conference call will be available on the Company’s corporate web site at http://ir.virtualrad.com under “Events and Presentations.” A replay of the call will be available from 7:30 p.m. Eastern Time on Monday, July 27, through midnight on Thursday, August 27, 2009. To access the replay dial (888) 203-1112 or (719) 457-0820 and use passcode 5362724.

About Virtual Radiologic

Virtual Radiologic Corporation (http://www.virtualrad.com) provides teleradiology solutions to radiology practices and medical centers throughout the United States and internationally. Utilizing market-leading, proprietary workflow technology, Virtual Radiologic’s predominantly U.S.-based physicians perform preliminary and final read interpretations for emergent and non-emergent needs - day or night, 365 days a year. Virtual Radiologic’s American Board of Radiology-certified radiologists are collectively licensed in all 50 states. Virtual Radiologic is Joint Commission-certified and serves 641 clients, supporting 1,085 medical facilities.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our business and results of operations. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Virtual Radiologic Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. For examples of such risks and uncertainties, please see our latest Annual Report on form 10-K, as well as our subsequent filings with the Securities and Exchange Commission. Virtual Radiologic Corporation undertakes no duty to update these forward-looking statements due to new information or as a result of future events.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company records its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In addition, the Company is providing certain supplemental non-GAAP information which the Company believes to be an important indicator of its financial performance. These financial measures are not financial measures under GAAP and the Company’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies. The Company uses the following non-GAAP financial measures:

  Adjusted EBITDA – operating income excluding the effects of depreciation and amortization, non-cash stock-based compensation expense and medical malpractice loss reserves (other than specific case reserves);
  Adjusted net income – net income excluding the effects of non-cash stock-based compensation, net of tax, and medical malpractice loss reserves (other than specific case reserves), net of tax; and
  Adjusted diluted earnings per share – adjusted net income divided by weighted average diluted shares outstanding.

The Company presents these non-GAAP financial measures because it believes that they are a useful indicator of its performance and on-going operations. The Company’s management also uses these non-GAAP financial measures in order to review and assess its operating performance and its management team in connection with certain incentive programs and the preparation of its financial projections. In addition, the Company believes that these non-GAAP financial measures are useful to investors because such measures are frequently used by securities analysts to measure a company’s operating performance without regard to certain items, such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company.

Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to operating income, net income, earnings per share or any other performance measures derived in accordance with GAAP.

(1)	Adjusted EBITDA consists of operating income excluding the effects of depreciation and amortization, non-cash stock-based compensation expense and medical malpractice loss reserves (other than specific case reserves). See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to adjusted EBITDA.

(2)	Adjusted net income consists of net income excluding the effects of non-cash stock-based compensation, net of tax, and medical malpractice loss reserves (other than specific case reserves), net of tax. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to adjusted net income.

(3)	Adjusted diluted earnings per share consists of adjusted net income divided by weighted average diluted shares outstanding. See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and Non-GAAP Reconciliations” for more information related to adjusted diluted earnings per share.

VIRTUAL RADIOLOGIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenue	$30,585	$25,921	$59,153	$49,241

Operating costs and expenses
Professional services	14,396	11,910	28,162	22,277
Sales, general and administrative	10,526	9,332	21,592	18,067
Depreciation and amortization	1,723	1,216	3,173	2,071
Total operating costs and expenses	26,645	22,458	52,927	42,415

Operating income	3,940	3,463	6,226	6,826

Other income (expense)
Interest income	45	89	102	265
Interest expense	(2)	-	(3)	-
Total other income	43	89	99	265

Income before income tax expense	3,983	3,552	6,325	7,091

Income tax expense	1,593	1,548	2,543	3,083
Net income	2,390	2,004	3,782	4,008

Non-controlling interest expense	4	4	4	8

Net income attributable to Virtual Radiologic	$2,386	$2,000	$3,778	$4,000

Earnings per common share
Basic	$0.15	$0.12	$0.24	$0.24
Diluted	$0.15	$0.12	$0.23	$0.23
Weighted average common shares outstanding
Basic	15,871	16,719	15,867	16,667
Diluted	16,279	17,198	16,260	17,233

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Adjusted EBITDA(1)	$7,483	$5,037	$13,098	$9,042
Adjusted net income(1)	$3,482	$2,206	$5,993	$4,089
Adjusted diluted earnings per share(1)	$0.21	$0.13	$0.37	$0.24

(1) See “Notes Regarding the Use of Non-GAAP Financial Measures” and “Supplemental Information and
Non-GAAP Reconciliations” for more information related to the non-GAAP financial measures presented in this table.

VIRTUAL RADIOLOGIC CORPORATION

SUPPLEMENTAL INFORMATION AND NON-GAAP RECONCILIATIONS
(Unaudited)
(in thousands, except per share data)

The following table reconciles the GAAP financial measure of Operating income to the non-GAAP supplemental financial measure of Adjusted EBITDA which excludes the effects of depreciation and amortization, non-cash stock-based compensation expense and medical malpractice loss reserves (other than specific case reserves). See "Notes Regarding the Use of Non-GAAP
Financial Measures" for more information related to the non-GAAP financial measures presented in this table.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Reconciliation of Operating income to Adjusted EBITDA:

Operating income	$3,940	$3,463	$6,226	$6,826
Depreciation and amortization	1,723	1,216	3,173	2,071
Physician non-cash stock-based compensation	427	(64)	284	(559)
Employee non-cash stock-based compensation	557	422	1,277	704
Medical malpractice loss reserves(1)	836	-	2,138	-
Adjusted EBITDA	$7,483	$5,037	$13,098	$9,042

(1) Medical malpractice loss reserves exclude specific case reserves.

The following table reconciles the GAAP financial measure of Net income to the non-GAAP supplemental financial measure of Adjusted net income which excludes non-cash stock-based compensation expense, net of tax, and medical malpractice loss reserves (other than specific case reserves), net of tax, and presents the related Adjusted diluted earnings per share.
See "Notes Regarding the Use of Non-GAAP Financial Measures" for more information related to the non-GAAP financial measures presented in this table.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Reconciliation of Net income to Adjusted net income:

Net income	$2,390	$2,004	$3,782	$4,008
Physician non-cash stock-based compensation, net of tax	256	(36)	170	(317)
Employee non-cash stock-based compensation, net of tax	334	238	763	398
Medical malpractice loss reserves, net of tax(1)	502	-	1,278	-
Adjusted net income	$3,482	$2,206	$5,993	$4,089

Adjusted diluted earnings per share	$0.21	$0.13	$0.37	$0.24

Weighted average diluted shares outstanding	16,279	17,198	16,260	17,233

(1) Medical malpractice loss reserves exclude specific case reserves.

VIRTUAL RADIOLOGIC CORPORATION

SUPPLEMENTAL INFORMATION AND NON-GAAP RECONCILIATIONS - CONTINUED
(Unaudited)
(in millions, except per share data)

The following tables reconcile the non-GAAP financial measures provided in the
Company's updated full year 2009 guidance to their closest comparable GAAP financial measure. See "Notes Regarding the Use of Non-GAAP Financial Measures" for more information related to the non-GAAP financial measures presented in this table.

	Year Ended
	December 31,
	2009

Net income attributable to Virtual Radiologic Corporation	$6.0	-	$6.6
Income tax expense	4.1	-	4.5
Interest income, net	(0.2)	-	(0.2)
Depreciation and amortization	6.8	-	6.8
EBITDA	16.7	-	17.7
Physician non-cash stock-based compensation	0.6	-	0.6
Employee non-cash stock-based compensation	2.4	-	2.4
Medical malpractice loss reserves	4.3	-	4.3
Adjusted EBITDA	$24.0	-	$25.0

Net income attributable to Virtual Radiologic Corporation	$6.0	-	$6.6
Physician non-cash stock-based compensation, net of tax	0.3	-	0.4
Employee non-cash stock-based compensation, net of tax	1.4	-	1.4
Medical malpractice loss reserves, net of tax	2.6	-	2.6
Adjusted net income	$10.3	-	$11.0

Diluted earnings per share	$0.37	-	$0.40
Physician non-cash stock-based compensation, net of tax	0.01	-	0.02
Employee non-cash stock-based compensation, net of tax	0.09	-	0.09
Medical malpractice loss reserves, net of tax	0.16	-	0.16
Adjusted diluted earnings per share	$0.63	-	$0.67

Diluted weighted average shares outstanding(1)			16.3

(1)Diluted weighted average shares outstanding for the full year 2009 are calculated using the treasury stock method in accordance with GAAP based on forecast assumptions made by the Company.

VIRTUAL RADIOLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED OPERATING DATA
(Unaudited)

			As of	As of
			June	December
			30, 2009	31, 2008
			(in thousands)

Cash and cash equivalents			$34,395	$19,180
Short-term investments			7,096	10,136
Accounts receivable, net			17,937	17,383
Other current assets			3,242	4,826
Non-current assets			22,022	19,476
Total assets			$84,692	$71,001

Current liabilities			$13,786	$11,087
Non-current liabilities			8,312	3,397
Total liabilities			22,098	14,484
Total stockholders' equity			62,594	56,517
Total liabilities and stockholders' equity			$84,692	$71,001

			As of June 30,
			2009	2008
Affiliated radiologists providing services			135	124
Customers			641	575
Hospitals and other medical facilities served			1,085	939

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Total reads	665,306	538,194	1,278,423	1,008,888
Percentage growth over prior year period	24%	30%	27%	32%
Same site volume growth(1)	6%	7%	4%	10%
Percentage of read revenue from final reads	27%	22%	27%	22%

(1) Same-site volume growth is calculated as the percentage increase in the number of reads over the comparable prior year period generated by a facility that has been under contract for at least three months at the beginning of the measurement period and remains a customer throughout that period.

CONTACT:
Virtual Radiologic Corporation
http://www.virtualrad.com
Mollie O’Brien, 952-595-1196
Director, Investor and Public Relations
mollie.obrien@virtualrad.com